Exhibit 4.2

SERIES B CONVERTIBLE	SERIES B CONVERTIBLE
PREFERRED STOCK	PREFERRED STOCK

Number __	Shares ________2,500____

AMERICAN NOBLE GAS, INC.

Incorporated Under the Laws of the State of Nevada

Series B Convertible Preferred Stock, $0.0001 Par Value Per Share

This certifies that ______________ is the owner of _____________________ fully paid and non-assessable shares of the Series B convertible preferred stock of American Noble Gas, Inc, a Nevada corporation (the “Corporation”), transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the provisions of the Articles of Incorporation, as amended and as may be further amended, from time to time, the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as may be amended, from time to time, and the By-laws of the Corporation, as may be amended, from time to time, and to the rights, preferences and voting powers of the Series B Convertible Preferred Stock of the Corporation now or hereinafter outstanding, the terms of all such provisions, rights, preferences and voting powers being incorporated herein by reference.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this __ day of May __, 2023.

______________, Secretary	Thomas J. Heckman, Chief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______ under
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act ___________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________________________________________

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated______________
In the presence of

________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

LEGEND

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.